Exhibit 10.40

Amendment Number 010 dated 24th April, 2015 TO Contract number 8006340 (“Contract”) Between (1) British Telecommunications plc (‘BT’) and (2) Virtusa UK Limited BT and the Supplier agree that the Contract is amended as set out below, all other Contract provisions remain unchanged Amendment details The expiry date of the Contract is extended from 30th April 2015 to 30th September 2015 BT reserves the right to re-negotiate and amend this Contract prior to the end date indicated above For the avoidance of doubt, any amendment to existing rates will apply only to any Work Package executed and in effect after the date of any such amendment and no prior period, and specifically will not apply to any Work Package executed and approved (and services billed and provided thereunder) prior to the date the amendment is executed SIGNED for and on behalf of BT SIGNED for and on behalf of the Supplier Signed Peter Sillett Name Peter Sillett Position Procurement Manager Signed Shanaka Jayawardena Name Shanaka Jayawardena Position Finance Director